UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

Corebridge Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41504	95-4715639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower, Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

☐	Written communications pursuant to Rule 425 under the SecuritiesAct (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the ExchangeAct (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the ExchangeAct (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of theAct:
Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange
6.375% Junior Subordinated Notes	CRBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the SecuritiesAct of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities ExchangeAct of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the ExchangeAct. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President and Chief Executive Officer – Marc Costantini

On September 9, 2025, Corebridge Financial, Inc. (the “Company”) announced that the Board of Directors (the “Board”) has appointed Marc Costantini as the Company’s President and Chief Executive Officer and as a member of the Board, in each case effective on or about December 1, 2025 (the “Effective Date”).

In connection with Mr. Costantini’s appointment, the Company and Mr. Costantini have entered into an employment agreement, to be effective as of Mr. Costantini’s start date (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Costantini will receive an annual base salary of $1,000,000; and, beginning in 2026, a target annual cash short-term incentive award (“STI”) of $2,500,000 and a target annual long-term incentive award (“LTI”) of $8,000,000, consisting of performance share units (“PSUs”), restricted stock units (“RSUs”) and stock options in the same proportion as our other executive officers. In addition, in recognition of Mr. Costantini’s forfeiture of 2025 STI and LTI from his prior employer, upon commencement of employment, Mr. Costantini will receive (1) a one-time cash bonus of $5,500,000 (subject to repayment if Mr. Costantini resigns without good reason or is terminated with cause within two years), and (2) a one-time LTI award of $10,000,000, consisting of PSUs, RSUs, and stock options in the same proportion as our other executive officers and with the same performance targets and vesting schedules as the grants made to our other executive officers in February 2025. Mr. Costantini will also be paid a one-time relocation assistance stipend of $250,000. Mr. Costantini has agreed to the same restrictive covenants as the other members of our executive team, and Mr. Costantini has been designated as a participant in the Company’s Executive Severance Plan.

Prior to joining the Company, Mr. Costantini, 56, served as the Global Head of Strategy and Inforce Management at Manulife Financial Corporation from June 2022 until November 2025. From January 2020 to June 2022, he held various positions at Munich Re, North America Life and Health, including President and Chief Executive Officer, Corporate Development Strategy and Digital Solutions. Prior to his tenure at Munich Re, Mr. Costantini served in various roles at Guardian Life, including EVP, Commercial & Government Markets, from April 2017 to December 2019, and Chief Financial Officer, from January 2014 to April 2017. Mr. Costantini is a Fellow of the Society of Actuaries and holds a B.S. degree from Concordia University.

There are no family relationships between Mr. Costantini and any director or executive officer of the Company or any of its subsidiaries, and there are no arrangements or understandings between Mr. Costantini and any third party pursuant to which he was selected as President and Chief Executive Officer or as a member of the Board of Directors of the Company. Except as described herein, Mr. Costantini is not a party to any current or proposed transaction with the Company or any of its subsidiaries for which disclosure is required under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Departure of Former President and Chief Executive Officer – Kevin Hogan

In connection with the foregoing, on the Effective Date, Kevin Hogan will cease serving as the Company’s President and Chief Executive Officer.  In addition, Mr. Hogan will also tender his resignation from the Board as of the Effective Date. To facilitate this transition, from the Effective Date until the six month anniversary of the Effective Date (the “Advisory Period”, and the end of the Advisory Period, the “Termination Date”), Mr. Hogan will remain with the Company as a special advisor to the Board.  Pursuant to the Transition and Advisory Agreement entered into by the Company and Mr. Hogan on September 5, 2025 (the “Transition Agreement”), Mr. Hogan will be paid the same base salary and will be provided with similar employee benefits, fringe benefits and perquisites through the expiration of the Advisory Period.  Mr. Hogan will also be entitled to receive a regular STI payment for 2025 without proration, and a bonus for 2026 equal to Mr. Hogan’s 2025 STI target award amount, prorated for the number of completed calendar months of the Advisory Period in 2026. On the Termination Date, Mr. Hogan's employment with the Company will cease.  Mr. Hogan will receive a supplemental health & life payment of $70,000 following the Termination Date.  The balance of Mr. Hogan's cash severance pay and termination benefits, including with respect to LTI held by Mr. Hogan, are as required under the Company’s Executive Severance Plan on a termination without cause and in the governing LTI plan documents and award agreements, and as described in the Company's Annual Proxy Statement filed with the Securities and Exchange Commission on April 16, 2025. These payments and benefits consist of (x) a lump sum cash payment of one and one-half (1.5) times the sum of Mr. Hogan’s base salary of $1.25 million and three-year average STI payments, (y) full vesting of Mr. Hogan’s outstanding LTI awards (except that PSUs continue to be subject to scoring and adjustment based of performance goal achievement), and (z) three (3) years to exercise outstanding stock options. The Transition Agreement is substantially in the form used by the Company under the Company’s Executive Severance Plan.

This description of the Transition Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Transition Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 9, 2025, the Company issued a press release announcing the appointment of Marc Costantini as the Company’s President and Chief Executive Officer and as a member of the Board, in each case effective on or about December 1, 2025. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit Number	Description
10.1	Employment Agreement, dated as of September 5, 2025, between Corebridge Financial, Inc. and Marc Costantini.

10.2	Transition and Advisory Agreement, dated as of September 5, 2025, between Corebridge Financial, Inc. and Kevin T. Hogan.*

99.1	Press Release of Corebridge Financial, Inc. (furnished herewith and not filed).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits, schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corebridge Financial, Inc.

Date:	September 9, 2025	By:	/s/ Polly N. Klane
			Name:	Polly N. Klane
			Title:	Executive Vice President and General Counsel